Exhibit i(2)

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


         TEL (212) 715-9100                                  47, Avenue Hoche
         FAX (212) 715-8000                                     75008 Paris
                                                                  France

                               September 30, 2002



ISI Strategy Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

Re:      ISI Strategy Fund, Inc.
         Post-Effective Amendment No. 6
         FILE NO. 333-31127

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 6 to Registration Statement No. 333-31127 on Form N-1A.

                                        Very truly yours,

                                        /s/ Kramer Levin Naftalis & Frankel LLP